Exhibit 5.1

May 12, 2023

Gold Resource Corporation
7900 E. Union Ave, Suite 320
Denver, Colorado 80237

Re:	Gold Resource Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Gold Resource Corporation, a Colorado corporation (“Gold Resource”), in connection with the registration by Gold Resource pursuant to a Registration Statement on Form S-3 (the “Registration Statement”) filed by Gold Resource with the Securities and Exchange Commission (the “Commission”) on May 12, 2023 under the Securities Act of 1933, as amended (the “Act”).

The Registration Statement relates to the issuance and sale from time to time by Gold Resource on a delayed or continuous basis pursuant to Rule 415 of the General Rules and Regulations (“Rule 415”) promulgated under the Act of up to $200,000,000 aggregate initial offering price of: (i) shares of Gold Resource common stock, par value $0.001 per share (the “Common Stock”), (ii) shares of Gold Resource preferred stock, par value $0.001 per share (the “Preferred Stock”), (iii) debt securities of Gold Resource (the “Debt Securities”), (iv) warrants to purchase any of the other securities offered under the Registration Statement (the “Warrants”), (v) rights to purchase any of the other securities offered under the Registration Statement (the “Rights”), (vi) subscription receipts exchangeable for shares of Common Stock, Debt Securities, Warrants or other securities (the “Subscription Receipts”), and (vii) units consisting of two or more securities offered under the Registration Statement (the “Units”). The Common Stock, Preferred Stock, Debt Securities, Warrants, Rights, Subscription Receipts, and Units are referred to collectively herein as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein and any prospectus supplements (collectively the prospectus and any prospectus supplements are referred to as the “Prospectus”) pursuant to Rule 415.

The Debt Securities will be issued from time to time either in whole or in part under one or more indentures, each of which will be between Gold Resource and a financial institution named therein as trustee (each, an “Indenture”). The Warrants will be issued under one or more warrant agreements between Gold Resource and a banking institution organized under the laws of the United States or one of the states thereof or other party identified therein as warrant agent (each, a “Warrant Agreement”). The Rights will be issued under one or more rights agreements between Gold Resource and a bank or trust company as rights agent (each, a “Rights Agreement”). The Subscription Receipts will be issued under one or more subscription receipts agreements or indentures between Gold Resource and a bank or trust company as the subscription receipt agent (each, a “Subscription Agreement”). The Units may be issued under one or more unit agreements, each to be between Gold Resource and a counterparty or counterparties identified therein (each, a “Unit Agreement”). For purposes of this opinion, we assume that each of the Indenture, Warrant Agreement, Rights Agreement, Subscription Agreement or Unit Agreement will be governed by New York law.

Davis Graham & Stubbs LLP	◼	1550 17th Street, Suite 500	◼	Denver, CO 80202	◼	303.892.9400	◼	fax 303.893.1379	◼	dgslaw.com

In connection with this letter, we have examined (i) the Articles of Incorporation of Gold Resource, as amended to date, (ii) the Bylaws of Gold Resource, as amended to date, (iii) the Registration Statement, (iv) the form of Indenture, which had previously been filed with the Commission as an exhibit to Gold Resource’s registration statement on Form S-3 filed December 7, 2016, File No. 333-214960, and (v) the resolutions of the Board of Directors of Gold Resource relating to the approval of the filing of the Registration Statement and transactions in connection therewith. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of Gold Resource, such agreements, certificates of public officials, and certificates of officers or other representatives of Gold Resource, and such other documents, instruments, certificates and records as we have deemed necessary or appropriate for purposes of giving the opinion expressed below.

In our examination we have assumed: (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such documents; (v) the truth, accuracy and completeness of the information, representations and warranties contained in the records, instruments, certificates and other documents we have reviewed; and (vi) the absence of any undisclosed modifications to the documents reviewed by us. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of Gold Resource and others whom we have further assumed were authorized to make such statements and representations.

We have assumed for purposes of this opinion (i) the corporate or other power, authority and legal right of the trustees under the Indentures, the banking institutions under the Warrant Agreements, the rights agents under the Rights Agreements, and the banks or trust companies under the Subscription Agreements to execute, deliver and perform their obligations under the Indenture, Warrant Agreement, Rights Agreement, or Subscription Agreement, as applicable, that the performance of such obligations by any such trustee, banking institution, rights agent, bank, or trust company will not violate its charter, by-laws or applicable organizational documents, and that the trustee, banking institution, rights agent, bank, or trust company has the legal ability to exercise its respective purported powers in the State of Colorado; (ii) that the Indentures, Warrant Agreements, Rights Agreements, and Subscription Agreements will have been duly authorized, executed and delivered by the trustee, banking institution, rights agent, bank, or trust company at the time of issuance of the Debt Securities, Warrants, Rights, or Subscription Receipts, as applicable; (iii) that at the time of execution, countersignature, issuance and delivery of the Warrants, Rights or Subscription Receipts, the related Warrant Agreement, Rights Agreement, or Subscription Agreement, as applicable, will be the valid and legally binding obligation of each bank institution under the Warrant Agreements, the rights agent under the Rights Agreements and the banks or trust companies under the Subscription Agreements; (iv) that at the time of execution, authentication, issuance and delivery of the Debt Securities, the Indenture will be the valid and legally binding obligation of the trustee thereunder and the Indenture and the trustee will have been qualified under the Trust Indenture Act of 1939; and (v) that at the time of the execution, issuance and delivery of the Units, the related Unit Agreement (if any) will be the valid and legally binding obligation of the applicable unit agent.

In rendering the opinions expressed herein, we have assumed further that: (i) the Registration Statement, and any amendments thereto, will comply with all then applicable laws and regulations and the effectiveness of the Registration Statement under the Act will not have been terminated or rescinded; (ii) an applicable prospectus supplement will have been prepared and timely filed with the Commission describing the Securities offered thereunder; (iii) all Securities will be issued and sold in compliance with then applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus; (iv) with respect to an underwritten offering, a definitive purchase, underwriting or similar agreement with respect to any Securities offered thereunder will be duly authorized and validly executed and delivered by Gold Resource and the other parties thereto; (v) there will be sufficient shares of Common Stock or Preferred Stock, as the case may be, authorized under the Articles of Incorporation of Gold Resource as in effect at the time of the offering of Securities and not otherwise reserved for other issuance; (vi) the consideration for the Common Stock or Preferred Stock is not less than the par value thereof, and (vii) with respect to any Securities offered, any other proceedings that are required by then applicable laws will be timely and properly completed in connection with such offering.

The opinions herein are limited to matters governed by the federal laws of the United States of America and the Colorado Business Corporation Act, including the provisions of the Colorado Constitution and the reported judicial decisions interpreting such law, and the internal laws of the State of New York. Except as expressly stated above, we express no opinion with respect to any other law of the state of Colorado or any other jurisdiction. The Securities may be issued from time to time on a delayed or continuous basis, and the opinions expressed herein are limited to the foregoing laws, including applicable rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect and to the facts as they presently exist.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.With respect to the Common Stock, assuming (a) the taking by the Board of Directors of Gold Resource or a duly constituted and acting committee of such Board of Directors (such Board of Directors or committee being referred to herein as the “Board”) of all necessary corporate action to authorize and approve the issuance of the Common Stock, the terms of the offering thereof and related matters, and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or, if the Common Stock is issued upon exercise of Warrants or Rights or exchange or conversion of Debt Securities or Preferred Stock or pursuant to Subscription Receipts, in accordance with the applicable Warrant Agreement, Rights Agreement, Indenture, Preferred Stock or Subscription Agreement, the Common Stock will be validly issued, fully paid and nonassessable.

2.With respect to the Preferred Stock, assuming (a) the taking by the Board of all necessary corporate action to authorize and approve the issuance and terms of the Preferred Stock, the terms of the offering thereof and related matters, (b) due filing of the Certificate of Designation related thereto and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or, if the Preferred Stock is issued upon exercise of Warrants or Rights or exchange or conversion of Debt Securities or Preferred Stock or pursuant to Subscription Receipts or Rights, in accordance with the applicable Warrant Agreement, Rights Agreement, Indenture, Preferred Stock or Subscription Agreement, the Preferred Stock will be validly issued, fully paid and, except to the extent set forth in the Certificate of Designations, nonassessable.

3.With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action to authorize and approve the terms of the Indenture or supplemental indenture relating thereto and any issuance of any Debt Securities, the terms of the offering thereof and related matters by the Board and (b) the due execution, authentication, issuance and delivery of the Indenture or supplemental indenture relating thereto and such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Indenture and such agreement, such Debt Securities will constitute valid and legally binding obligations of Gold Resource enforceable against Gold Resource in accordance with their terms.

4.With respect to the Warrants, Subscription Receipts or Rights, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve the execution and delivery of any related Warrant Agreement, Subscription Agreement or Rights Agreement, and as applicable in each case, the terms of the offering thereof and related matters, and (b) the due execution, countersignature, issuance and delivery of such Warrant Agreement, Subscription Agreement or Rights Agreement, as applicable, and the relating Warrants, Subscription Receipts or Rights, upon payment of the consideration for such Warrants, Subscription Receipts or Rights as provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement, Subscription Agreement or Rights Agreement, such Warrants, Subscription Receipts or Rights will constitute valid and legally binding obligations of Gold Resource enforceable against Gold Resource in accordance with their terms.

5.With respect to the Units, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve (1) the issuance and terms of the Units, the terms of the offering thereof and related matters, (2) the execution and delivery of any related Unit Agreement and (3) the issuance and terms of the Securities that are a component part of the Units, the terms of the offering thereof and related matters, (b) the due execution, countersignature, authentication, issuance and delivery of each Security that is a component of Unit, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Unit Agreement (if any) and such agreement, such Units will constitute valid and legally binding obligations of Gold Resource enforceable against Gold Resource in accordance with their terms.

Our opinions set forth in paragraphs 3 through 4 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) potential judicial rulings that particular contractual terms may be unenforceable as contrary to public policy. We assume for purposes of paragraphs 2, 3, 4 and 5 that, with respect to Securities underlying, purchasable pursuant to or forming a component of the relevant Preferred Stock, Debt Securities, Warrants, Rights, Subscription Receipts or Units, as applicable (collectively, the “Underlying Securities”), all of the applicable assumptions set forth herein regarding the authorization and issuance of such Underlying Securities are correct.

We express no opinion (i) concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws or other provisions that may be contrary to public policy or (ii) with respect to whether acceleration of Debt Securities may affect the collectability of any portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon.

We hereby consent to the filing of this letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. The opinions in this letter are expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Sincerely,

/s/ Davis Graham & Stubbs LLP

Davis Graham & Stubbs LLP